UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 1, 2004

(Date of earliest event reported)

OLD DOMINION FREIGHT LINE, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	0-19582	56-0751714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Old Dominion Way

Thomasville, North Carolina 27360

(Address of Principal Executive Offices)

(Zip Code)

(336) 889-5000

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

Effective June 1, 2004, Old Dominion Freight Line, Inc. has entered into an employment agreement with each of Earl E. Congdon (Chairman of the Board and Chief Executive Officer), John R. Congdon (Vice-Chairman of the Board and Senior Vice-President), David S. Congdon (President and Chief Operating Officer) and John B. Yowell (Executive Vice-President), which provides for the continued employment of the executive in his present capacity with Old Dominion and the terms and conditions relating to such employment. A copy of Old Dominion’s employment agreement with each executive is filed as Exhibit 10.17.1, 10.17.2, 10.17.3 and 10.17.4, respectively, to this report.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description of Exhibit
10.17.1	Employment Agreement by and between Old Dominion Freight Line, Inc. and Earl E. Congdon, effective as of June 1, 2004.

10.17.2	Employment Agreement by and between Old Dominion Freight Line, Inc. and John R. Congdon, effective as of June 1, 2004.

10.17.3	Employment Agreement by and between Old Dominion Freight Line, Inc. and David S. Congdon, effective as of June 1, 2004.

10.17.4	Employment Agreement by and between Old Dominion Freight Line, Inc. and John B. Yowell, effective as of June 1, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION FREIGHT LINE, INC.

By:	/s/ John P. Booker, III
John P. Booker, III
Vice President – Controller
(Principal Accounting Officer)

Date: June 10, 2004

EXHIBIT INDEX

TO CURRENT REPORT ON FORM 8-K

Exhibit No.	Description
10.17.1	Employment Agreement by and between Old Dominion Freight Line, Inc. and Earl E. Congdon, effective as of June 1, 2004.

10.17.2	Employment Agreement by and between Old Dominion Freight Line, Inc. and John R. Congdon, effective as of June 1, 2004.

10.17.3	Employment Agreement by and between Old Dominion Freight Line, Inc. and David S. Congdon, effective as of June 1, 2004.

10.17.4	Employment Agreement by and between Old Dominion Freight Line, Inc. and John B. Yowell, effective as of June 1, 2004.